UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 31, 2017

INNOVIVA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30319 (Commission File Number)	94-3265960 (I.R.S. Employer Identification Number)

2000 Sierra Point Parkway

Suite 500
Brisbane, California 94005

(650) 238-9600

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company             ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events

On July 31, 2017, Innoviva, Inc. (the “Company”) announced that in accordance with its stated goal of optimizing its capital structure and reducing its overall cost of capital, it plans to fully refinance the outstanding principal balance of its LABA PhaRMASM 9.0% Fixed Rate Term Notes due 2029 (the “2029 Notes”) with the proceeds of (i) the offering of the Notes (as defined below) and (ii) to the extent they are incurred, the Term Loans (as defined below), with the objective of substantially reducing its interest expense.

In addition, on July 31, 2017, the Company issued a press release announcing that it has launched the refinancing of its 2029 Notes by initially offering, subject to market conditions and other factors, $175 million of convertible senior notes due 2025 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.  The Company may also purchase shares of its common stock in privately negotiated transactions in connection with the offering of the Notes.  A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company plans to enter into a term loan facility in an amount of up to $250,000,000 (the “Term Loans”) for the purpose of redeeming any 2029 Notes not otherwise redeemed with the proceeds of the offering of the Notes and paying fees and expenses in connection with such redemption. The Term Loans are expected to be secured by a security interest in substantially all of the Company’s and the guarantors’ assets and guaranteed by each of our wholly owned domestic restricted subsidiaries (subject to customary exceptions).  The Term Loans will be pari passu in right of payment with the Notes, and the Notes will be effectively subordinated to the extent of the value of the collateral securing the Term Loans (the “Collateral”) and structurally subordinated to the extent of the value of the guarantees.  The Term Loans are expected to include usual and customary negative covenants which are expected to include (but are not limited to) restrictions on the Company’s ability to redeem or repurchase the notes.  The Term Loans are expected to include the following events of default (in each case, with customary exceptions, limitations and qualifications): nonpayment of principal, interest or fees; failure to perform negative covenants and affirmative covenants to provide notice of default or maintain the Company’s existence; incorrectness of representations and warranties in any material respect; cross default and/or cross acceleration to material indebtedness; bankruptcy and insolvency; material monetary judgments; ERISA events; invalidity of material guarantees or security documents; loss of liens or perfection with respect to a material portion of the Collateral; and change of control.  The offering of the Notes is not conditioned on the borrowing of the Term Loans.  There can be no assurance that the Company will be successful in entering into the Term Loans and any borrowings thereunder on the terms described herein, or at all.

Cautionary Note on Forward-Looking Statements

To the extent that statements contained in this current report on Form 8-K are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include any statements regarding Innoviva’s completion of the offering, the potential repurchase of shares of common stock in connection with the offering of the Notes and borrowing under the Term Loans, the final terms of the Term Loans, if any, Innoviva’s anticipated use of proceeds, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements. Forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the Company’s business in general, see the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on Form 10-K for the year ended December 31, 2016 and Innoviva’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, which are on file with the SEC and available on the SEC’s website at www.sec.gov. In addition to the risks described above and in Innoviva’s other filings with the SEC, other unknown or unpredictable factors also could affect Innoviva’s results. Past performance is not necessarily indicative of future results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The information in this press release is provided only as of the date hereof, and Innoviva assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated July 31, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVIVA, INC.

Date: July 31, 2017	By:	/s/ Eric d’Esparbes
Eric d’Esparbes
Chief Financial Officer